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                                                                   EXHIBIT 10.11

                              SEVERANCE AGREEMENT





       THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into effective as of the 2nd day of July, 1996, by and between CROWN CASINO CORPORATION, a Texas corporation (the "Company") and _________________ [EDWARD
R. McMURPHY, MARK D. SLUSSER or T. J. FALGOUT, III] (the "Employee").

                              W I T N E S S E T H:

       WHEREAS, the Board of Directors of the Company desires to provide reasonable compensation to the Employee in the event of a "change in control" of the Company, as defined herein;

       NOW, THEREFORE, for and in consideration the premises, the covenants and agreements herein set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

       1.     Change in Control of the Company.

              (a) In the event of a change in control of the Company, (i) the Employee shall be entitled, for a period beginning sixty (60) days prior to the expected date of closing and ending one (1) year after the date of closing (the "Closing Date") of the transaction effecting such change in control and at his election, to give written notice to the Company of termination of his employment, or (ii) if the Employee's employment with the Company is terminated by the Company during the period beginning sixty (60) days prior to the expected Closing Date and ending one (1) year after the Closing Date, the Company shall pay to the Employee a lump sum cash payment (the "Severance Payment") equal to 2.99 times the lesser of (A) the Employee's then-current annual salary or ___
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       ________________________ [$300,000 for Edward R. McMurphy, $225,000 for
       T. J. Falgout, III, and $150,000 for Mark D. Slusser], whichever is greater, or (B) the "base amount" with respect to the Employee's compensation, as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

              (b) The Severance Payment shall be paid by the Company not later than five (5) days after the date of termination of employment of the Employee under this Section 1 or on the Closing Date, whichever is later.

              (c) In the event of a change in control of the Company, all unvested stock options previously granted by the Company to the Employee shall vest on the Closing Date. If the Employee elects to terminate his employment or if his employment is terminated as set forth in Section 1(a) hereof, and to the extent that the acceleration of the vesting of any of the Employee's stock options will reduce the Severance Payment payable in accordance with the limitations set forth in Section 280G of the Code, the Employee, at his option, may notify the Company not to accelerate the vesting of all or a portion of the Employee's stock options. In addition, to the extent any of the Employee's vested stock options will reduce the Severance Payment in accordance with the limitation set forth in Section 280G of the Code, the Employee, at his option, may notify the Company of his recision and non-acceptance of all or a portion of such vested stock options.

              (d) For purposes of this Section 1, "change in control" of the Company shall mean:

                     (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition or beneficial ownership (as such term is defined




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              under rules and regulations promulgated under the Securities
              Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 35% or more of the outstanding shares of the Common Stock of the Company; or

                     (ii) the replacement of a majority of the members of the Company's Board of Directors during any twenty-four (24) consecutive month period and whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors prior to the date of such appointment or election; or

                     (iii) the sale of all or substantially all of the assets
              of the Company; or

                     (iv) the liquidation or dissolution of the Company (in which event the Closing Date shall be the expected date of such liquidation or dissolution, as adopted by the Board of Directors of the Company).

              (e) The Severance Payment shall be in addition to any other rights and benefits for which the Employee is eligible, either by way of contract or with respect to rights and benefits generally available to other executive officers or employees of the Company.

       2. Effect of Termination. The provisions of this Agreement shall survive the termination of the Employee's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

       3. Assignment. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon the Employee and his heirs and personal representatives. Notwithstanding the foregoing, neither party hereto may assign this Agreement without the consent of the other party.

       4. Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.





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       5.     Applicable Law.  This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Texas.

       6. Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provisions of this Agreement.

       7. Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (a) personally delivered to the intended recipient; (b) sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (c) delivered in person to the address set forth below for the party to which the notice was given; (d) deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below; or (e) sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt, of, if delivery is not accepted, on the earlier of the date that delivery is refused or three (3) days after the date the notice is mailed. For purposes of this Paragraph, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

              If to the Employee, to _______________________________________;
       [EDWARD R. McMURPHY, 3738 Lovers Lane, Dallas, Texas 75225; or T. J. FALGOUT, III, 5901 Davenhill Court, Plano, Texas 75093; or MARK D. SLUSSER, 5802 N. Ballantrae, Colleyville, Texas 76034]; or





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              If to the Company, to CROWN CASINO CORPORATION, 4040 North
       MacArthur Boulevard, Suite 100, Irving, Texas 75038; Attention: Edward
       R. McMurphy, President.

Any party hereto may designate a different address by written notice given to the other party.

       8. Gender. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

       9. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Employee with respect to the subject matter of this Agreement and supersedes any prior agreements or understandings between the Company and the Employee with respect to such subject matter. No amendment or waiver of this Agreement or any provision hereof shall be effective unless in writing signed by both of the parties.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                           COMPANY:

                                           CROWN CASINO CORPORATION

                                           By:
                                                --------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                   -----------------------------


                                           EMPLOYEE:



                                           -------------------------------------
                                           Name:
                                                  ------------------------------





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